Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Antonella Franzen
609-720-4665

TYCO INTERNATIONAL REPORTS SECOND QUARTER EARNINGS
FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.55 PER
SHARE; IMPACT OF SPECIAL ITEMS RESULTS IN LOSS FROM CONTINUING
OPERATIONS OF $5.40 PER SHARE

($ millions, except per-share amounts)

	Q2 2009	Q2 2008	% Change
Revenue	$4,150	$4,863	(15)%
(Loss) / Income from Continuing Operations	$(2,555)	$272	—
Diluted EPS from Continuing Operations	$(5.40)	$0.56
Special Items	$(5.95)	$(0.11)
Income from Continuing Ops Before Special Items	$261	$325	(20)%
Diluted EPS from Continuing Ops Before Special Items	$0.55	$0.67	(18)%

SCHAFFHAUSEN, Switzerland — April 30, 2009 — Tyco International Ltd. (NYSE: TYC) today reported a loss of $5.40 in diluted earnings per share (EPS) from continuing operations for the fiscal second quarter of 2009 and diluted EPS from continuing operations before special items of $0.55 per share.  Revenue in the quarter of $4.2 billion declined 15% versus the prior year, mostly due to the impact of the stronger U.S. dollar against foreign currencies.  Organic revenue declined 5.5% in the quarter.

Second quarter income from continuing operations was negatively impacted by special items, which totaled $2.8 billion after tax or $5.95 per share as follows:

	After Tax $ in Millions	$ Per Share
Goodwill and Intangible Asset Impairments	$2,637	$5.56
Legacy Legal Matters	$105	$0.23
Restructuring, Asset Impairments and Divestiture Charges	$74	$0.16
TOTAL	$2,816	$5.95

Based on the significant downturn in the global economy, the company re-assessed the fair value of its goodwill and intangible assets versus their respective book values during the quarter and recognized a non-cash goodwill and intangible asset impairments charge of $2.6 billion, or $5.56 per share.  Legacy legal matters and restructuring, asset impairment and divestiture charges accounted for the remaining $0.39 per share of special items in the quarter.  The company’s effective tax rate for the second quarter was 12.1% excluding the impact of the special items.

“The diversified nature of our business mix, including our recurring and service revenue combined with the actions we have taken to reduce our cost structure, allowed us to exceed our earnings guidance this quarter despite the difficult conditions in the global economy,” said Tyco Chairman and Chief Executive Officer Ed Breen.  “We continue to aggressively manage our cost structure and working capital, generate strong cash flow and invest in our businesses for long-term growth.”

Organic revenue, free cash flow, operating (loss) income before special items, operating margin before special items and income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules as well as Second Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s Website.  Certain tables in this press release contain the symbol “-”, where the percent change is not meaningful.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  Beginning in the first quarter of fiscal 2009, certain businesses within the ADT Worldwide and Fire Protection Services segments have been realigned, resulting in changes to historical segment performance.  The revenue and operating income results shown below have been adjusted to reflect these changes.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal second quarter of 2008 unless otherwise indicated.

ADT Worldwide

	Q2 2009	Q2 2008	% Change
Revenue	$1,694	$1,895	(11)%
Operating (Loss) Income	$(457)	$220	—
Operating Margin	—	11.6%
Special Items	$(678)	$(10)
Operating Income Before Special Items	$221	$230	(4)%
Operating Margin Before Special Items	13.0%	12.1%

Revenue of $1.7 billion declined 11%, primarily due to changes in foreign currency rates and an organic revenue decline of 3%.  Recurring revenue grew 4% organically with growth in all geographic regions. Systems installation and service revenue declined 11% organically mostly due to weakness in North America and Europe as a result of continuing lower sales to retailers and other commercial customers.

ADT incurred an operating loss of $457 million which included $678 million of special items consisting of a $635 million goodwill and intangible asset impairment charge and restructuring charges of $43 million.  Operating income before special items of $221 million decreased $9 million, which included an $18 million negative foreign currency impact.  The operating margin before special items improved 90 basis points to 13.0%.

Flow Control

	Q2 2009	Q2 2008	% Change
Revenue	$927	$1,024	(9)%
Operating Income	$133	$143	(7)%
Operating Margin	14.3%	14.0%
Special Items	$(8)
Operating Income Before Special Items	$141	$143	(1)%
Operating Margin Before Special Items	15.2%	14.0%

Revenue of $927 million declined 9% due to changes in foreign currency rates with organic revenue growth of 5%.  The Valves business grew 14% organically, which was partially offset by a 9% organic revenue decline in the Water business and a 1% organic revenue decline in the Thermal Controls business.

Operating income was $133 million and the operating margin was 14.3%.   Special items of $8 million consisted primarily of restructuring charges.  Operating income before special items was $141 million, which included a $25 million negative foreign currency impact.  The operating margin before special items improved 120 basis points to 15.2% driven primarily by the Valves and Thermal Controls businesses.  Backlog of $1.7 billion decreased 9% organically on a quarter sequential basis.

Fire Protection Services

	Q2 2009	Q2 2008	% Change
Revenue	$817	$932	(12)%
Operating (Loss) Income	$(122)	$79	—
Operating Margin	—	8.5%
Special Items	$(191)	$(2)
Operating Income Before Special Items	$69	$81	(15)%
Operating Margin Before Special Items	8.4%	8.7%

Revenue of $817 million declined 12% primarily due to changes in foreign currency rates and an organic revenue decline of 2%.  Service revenue grew 1% organically and was offset by a decline in installation revenue.

Fire Protection Services incurred an operating loss of $122 million, which included $191 million of special items consisting of a $180 million goodwill impairment charge and restructuring charges of $11 million.  Operating income before special items of $69 million decreased $12 million due to a $6 million negative foreign currency impact and lower volume.  The operating margin before special items was 8.4%.  Backlog of $1.2 billion decreased 2% organically on a quarter sequential basis.

Electrical and Metal Products

	Q2 2009	Q2 2008	% Change
Revenue	$330	$542	(39)%
Operating (Loss) Income	$(962)	$72	—
Operating Margin	—	13.3%
Special Items	$(936)	$(3)
Operating (Loss) Income Before Special Items	$(26)	$75	(135)%
Operating Margin Before Special Items	(7.9)%	13.8%

Revenue of $330 million declined 39% with an organic revenue decline of 35%.   The decline was primarily due to continued weak demand in end markets, which resulted in a 49% decline in volume for steel products and an 11% decline in volume for copper products.

Electrical and Metal Products incurred an operating loss of $962 million, which included a $935 million goodwill impairment charge.  The operating loss before special items was $26 million due to low volume and tighter metal spreads.

Safety Products

	Q2 2009	Q2 2008	% Change
Revenue	$382	$469	(19)%
Operating (Loss) Income	$(943)	$54	—
Operating Margin	—	11.5%
Special Items	$(992)	$(26)
Operating Income Before Special Items	$49	$80	(39)%
Operating Margin Before Special Items	12.8%	17.1%

Revenue of $382 million declined 19% due to changes in foreign currency rates and an organic revenue decline of 9%.  The organic revenue decline was a result of lower volumes across the fire suppression, electronic security and life safety businesses, due to weaker demand in end markets as well as lower distributor inventory levels.

Safety Products incurred an operating loss of $943 million, which included $992 million of special items consisting of a $955 million goodwill and intangible asset impairment charge and restructuring and asset impairment charges of $37 million. Operating income before special items decreased $31 million to $49 million primarily due to lower volume.

OTHER ITEMS

•                  Corporate and other expense in the quarter was $203 million and included net charges of $107 million for special items primarily related to legacy legal matters.

•                  The company incurred pre-tax charges totaling $108 million in the quarter related to restructuring actions and asset impairments.

•                  Cash flow from operating activities was $726 million in the quarter.  The company had free cash flow of $454 million, which included cash payments of $50 million primarily related to restructuring activities.

ABOUT TYCO INTERNATIONAL

Tyco International (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2008 revenue of more than $20 billion and has approximately 110,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s second quarter results for 2009 and outlook for the third quarter and full year during a conference call and webcast today beginning at 8:30 a.m. EDT.  Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (888) 455-5685.  The telephone dial-in number for participants outside the United States is (773) 799-3896.  The participant code is TYCO.

•                  An audio replay of the conference call will be available beginning at 11:00 a.m. on April 30, 2009 and ending on May 7, 2009. The dial-in number for participants in the United States is (866) 386-1322. For participants outside the United States, the replay dial-in number is (203) 369-0408.

NON-GAAP MEASURES

“Organic revenue,” “free cash flow (outflow)” (FCF), “income from continuing operations before special items”, “earnings per share (EPS) from continuing operations before special items”,  “operating income before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year). Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s existing businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

• net capital expenditures,

• accounts purchased from ADT dealer network,

• cash paid for purchase accounting and holdback liabilities,

• voluntary pension contributions, and

• the sale of accounts receivable programs.

Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations before special items and operating income and margin before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income and EPS from continuing operations before special items and operating income and margin before special items to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They may be used as significant components in the company’s incentive compensation plans. Operating income, operating margin, and income and EPS from continuing operations before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items.  The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the company’s future financial condition and operating results, as well as its portfolio refinement activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2009.

#  #  #

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Quarter Ended		Six Months Ended
	March 27,	March 28,	March 27,	March 28,
	2009	2008	2009	2008
Net revenue	$4,150	$4,863	$8,576	$9,700
Cost of sales	2,715	3,185	5,584	6,342
Selling, general and administrative expenses	1,200	1,204	2,340	2,371
Separation costs	—	(5)	—	4
Goodwill and intangible asset impairments	2,705	—	2,705	—
Restructuring, asset impairment and divestiture charges, net	84	37	88	48
Operating (loss) income	$(2,554)	$442	$(2,141)	$935
Interest income	11	25	23	83
Interest expense	(78)	(115)	(151)	(232)
Other income, net	7	—	11	52
(Loss) income from continuing operations before	(2,614)	352	(2,258)	838
Income taxes and minority interest
Income tax benefit (expense)	60	(79)	(24)	(204)
Minority interest	(1)	(1)	(1)	(2)
(Loss) income from continuing operations	(2,555)	272	(2,283)	632
(Loss) income from discontinued operations, net of income taxes	(12)	8	(7)	11
Net (loss) income	$(2,567)	$280	$(2,290)	$643

Basic earnings per common share:
(Loss) income from continuing operations	$(5.40)	$0.56	$(4.83)	$1.29
(Loss) income from discontinued operations	(0.02)	0.02	(0.01)	0.02
Net (loss) income	$(5.42)	$0.58	$(4.84)	$1.31
Diluted earnings per common share:
(Loss) income from continuing operations	$(5.40)	$0.56	$(4.83)	$1.28
(Loss) income from discontinued operations	(0.02)	0.01	(0.01)	0.03
Net (loss) income	$(5.42)	$0.57	$(4.84)	$1.31

Weighted-average number of shares outstanding:
Basic	473	486	473	489
Diluted	473	489	473	493

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2008 and Quarterly Report on Form 10-Q for the quarter ended December 26, 2008.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarter Ended				Six Months Ended
	March 27,		March 28,		March 27,		March 28,
	2009		2008		2009		2008
NET REVENUE
ADT Worldwide	$1,694		$1,895		$3,486		$3,823
Flow Control	927		1,024		1,886		2,098
Fire Protection Services	817		932		1,668		1,832
Electrical and Metal Products	330		542		746		1,029
Safety Products	382		469		790		916
Corporate and Other	—		1		—		2
Total Net Revenue	$4,150		$4,863		$8,576		$9,700

OPERATING (LOSS) / INCOME AND MARGIN
ADT Worldwide	$(457)	-27.0%	$220	11.6%	$(226)	-6.5%	$466	12.2%
Flow Control	133	14.3%	143	14.0%	270	14.3%	314	15.0%
Fire Protection Services	(122)	-14.9%	79	8.5%	(64)	-3.8%	155	8.5%
Electrical and Metal Products	(962)	-291.5%	72	13.3%	(935)	-125.3%	113	11.0%
Safety Products	(943)	-246.9%	54	11.5%	(869)	-110.0%	140	15.3%
Corporate and Other	(203)	N/M	(126)	N/M	(317)	N/M	(253)	N/M
Operating (loss) / Income and Margin	$(2,554)	-61.5%	$442	9.1%	$(2,141)	-25.0%	$935	9.6%

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 27,	September 26,
	2009	2008
Current Assets:
Cash and cash equivalents	$1,419	$1,519
Accounts receivable, net	2,608	3,024
Inventories	1,712	1,879
Other current assets	1,911	1,805
Assets of discontinued operations	36	126
Total current assets	7,686	8,353

Property, plant and equipment, net	3,346	3,519
Goodwill	8,410	11,619
Intangible assets, net	2,531	2,693
Other assets	2,804	2,620
Total Assets	$24,777	$28,804

Current Liabilities:
Short-term debt and current maturities of long-term debt	$19	$555
Accounts payable	1,166	1,632
Accrued and other current liabilities	3,124	2,766
Deferred revenue	618	608
Liabilities of discontinued operations	6	82
Total current liabilities	4,933	5,643

Long-term debt	4,223	3,709
Other liabilities	3,727	3,944
Total Liabilities	12,883	13,296

Minority interest	11	14

Shareholders’ equity	11,883	15,494

Total Liabilities and Shareholders’ Equity	$24,777	$28,804

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2008 and Quarterly Report on Form 10-Q for the quarter ended December 26, 2008.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarter Ended		Six Months Ended
	March 27,	March 28,	March 27,	March 28,
	2009	2008	2009	2008
Cash Flows from Operating Activities:
Net (loss) income	$(2,567)	$280	$(2,290)	$643
Loss (income) from discontinued operations	12	(8)	7	(11)

Income from continuing operations	(2,555)	272	(2,283)	632
Adjustments to reconcile net cash provided by operating activities:
Goodwill and intangible asset impairments	2,705	—	2,705	—
Depreciation and amortization	284	290	559	566
Non-cash compensation expense	23	22	52	57
Deferred income taxes	(165)	(49)	(182)	(105)
Provision for losses on accounts receivable and inventory	35	31	69	61
Other non-cash items	18	30	36	43
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	149	(36)	162	(108)
Inventories	172	(31)	21	(149)
Other current assets	(300)	29	(287)	(24)
Accounts payable	(201)	(67)	(376)	(206)
Accrued and other liabilities	490	17	190	(324)
Class action settlement liability	—	(3,020)	—	(3,020)
Income taxes, net	(8)	11	22	24
Other	79	34	94	(67)
Net cash provided by (used in) operating activities	726	(2,467)	782	(2,620)
Net cash (used in) provided by discontinued operating activities	(13)	28	(13)	4

Cash Flows from Investing Activities:
Capital expenditures	(172)	(179)	(331)	(355)
Proceeds from disposal of assets	2	3	4	10
Acquisition of businesses, net of cash acquired	(2)	(5)	(47)	(27)
Accounts purchased from ADT dealer program	(114)	(97)	(231)	(187)
Class action settlement escrow	—	2,960	—	2,960
Other	(16)	(7)	2	(10)
Net cash (used in) provided by investing activities	(302)	2,675	(603)	2,391
Net cash provided by discontinued investing activities	29	32	32	13

Cash Flows from Financing Activities:
Net repayments of debt	(126)	31	(20)	40
Proceeds from exercise of share options	1	8	1	21
Dividends paid	(94)	(74)	(189)	(148)
Repurchase of common shares by subsidiary	—	(248)	(3)	(477)
Transfers from (to) discontinued operations	16	61	19	19
Other	(7)	2	(5)	(70)
Net cash used in financing activities	(210)	(220)	(197)	(615)
Net cash used in discontinued financing activities	(16)	(60)	(19)	(17)

Effect of currency translation on cash	12	17	(82)	24
Net increase (decrease) in cash and cash equivalents	226	5	(100)	(820)
Cash and cash equivalents at beginning of period	1,193	1,069	1,519	1,894

Cash and cash equivalents at end of period	$1,419	$1,074	$1,419	$1,074

Reconciliation to “Free Cash Flow”:
Net cash provided by (used in) operating activities	$726	$(2,467)	$782	$(2,620)
Decrease in sale of accounts receivable	7	5	10	10
Capital expenditures, net	(170)	(176)	(327)	(345)
Accounts purchased from ADT dealer program	(114)	(97)	(231)	(187)
Purchase accounting and holdback liabilities	(1)	(1)	(1)	(2)
Voluntary pension contributions	6	1	6	1
Free Cash Flow	$454	$(2,735)	$239	$(3,143)

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended March 27, 2009								Net Revenue for the
	Net Revenue		Foreign Currency		Acquisition / Divestiture Other		Organic Revenue		Quarter Ended March 28, 2008
ADT Worldwide	$1,694	-10.6%	$(192)	-10.1%	$54	2.8%	$(63)	-3.3%	$1,895
Flow Control	927	-9.5%	(150)	-14.6%	4	0.0%	49	4.8%	1,024
Fire Protection Services	817	-12.3%	(95)	-10.2%	—	0.0%	(20)	-2.1%	932
Electrical and Metal Products	330	-39.1%	(16)	-3.0%	(9)	-1.6%	(187)	-34.5%	542
Safety Products	382	-18.6%	(41)	-8.7%	(2)	-0.5%	(44)	-9.4%	469
Corporate and Other	—	-100.0%	—	0.0%	—	0.0%	(1)	-100.0%	1
Total Net Revenue	$4,150	-14.7%	$(494)	-10.2%	$47	1.0%	$(266)	-5.5%	$4,863

	Six Months Ended March 27, 2009								Net Revenue for the
	Net Revenue		Foreign Currency		Acquisition / Divestiture / Other		Organic Revenue		Six Months Ended March 28, 2008
ADT Worldwide	$3,486	-8.8%	$(361)	-9.4%	$110	2.8%	$(86)	-2.2%	$3,823
Flow Control	1,886	-10.1%	(273)	-13.0%	6	0.3%	55	2.6%	2,098
Fire Protection Services	1,668	-9.0%	(177)	-9.7%	—	0.0%	13	0.7%	1,832
Electrical and Metal Products	746	-27.5%	(32)	-3.1%	(9)	-0.9%	(242)	-23.5%	1,029
Safety Products	790	-13.8%	(74)	-8.1%	(4)	-0.5%	(48)	-5.2%	916
Corporate and Other	—	-100.0%	—	0.0%	—	0.0%	(2)	-100.0%	2
Total Net Revenue	$8,576	-11.6%	$(917)	-9.5%	$103	1.1%	$(310)	-3.2%	$9,700

NOTE:  Organic revenue is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Earnings Per Share Summary

(Unaudited)

	March 27, 2009	March 28,2008

Diluted EPS from Continuing Operations (GAAP)	$(5.40)	$0.56

Restructuring charges in cost of sales and SG&A	0.03	0.01

Class action settlement, net	—	—

Restructuring and asset impairment charges, net	0.13	0.06

Losses on divestitures	—	—

Separation costs	—	0.01

Intangible impairments	0.09

Goodwill impairments	5.47	—

Tax items	—	0.00

Voluntary Replacement Program	—	—

Reserve adjustment	—	(0.01)

Legacy legal items	0.23	0.04

Total Before Special Items	$0.55	$0.67

Tyco International Ltd.

For the Quarter Ended March 27, 2009

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue

Revenue (GAAP)	$1,694	$927	$817	$330	$382	$0	$4,150

	Operating Income											Income	Diluted EPS
			Fire	Electrical				Interest				from	from
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Income,	Other	Income	Minority	Continuing	Continuing
	Worldwide	Control	Services	Products	Products	and Other	Income	net	Expense, net	Taxes	Interest	Operations	Operations
As Reported (GAAP)	$(457)	$133	$(122)	$(962)	$(943)	$(203)	$(2,554)	$(67)	$7	$60	$(1)	$(2,555)	$(5.40)

Restructuring charges in cost of sales and SG&A	2	1		4	14	1	22			(8)		14	0.03

Class action settlement, net												—	—

Separation costs												—	—

Losses on divestitures	—	3		(5)			(2)					(2)	(0.00)

Restructuring and asset impairment charges, net	41	4	11	2	23	5	86			(24)		62	0.13

Intangible impairments	22				42		64			(25)		39	0.09

Goodwill impairments	613		180	935	913		2,641			(43)		2,598	5.47

Tax items												—	—

Legacy legal items						101	101			4		105	0.23

Total Before Special Items	$221	$141	$69	$(26)	$49	$(96)	$358	$(67)	$7	$(36)	$(1)	$261	$0.55

Diluted Shares Outstanding	473
Diluted Shares Outstanding - Before Special Items	475

Tyco International Ltd.

For the Quarter Ended March 28, 2008

(in millions, except per share data)

(Unaudited)

			Fire	Electrical
	ADT	Flow	Protection	& Metal	Safety	Corporate
	Worldwide	Control	Services	Products	Products	and Other	Revenue
Previously Reported Revenue (GAAP)	$1,966	$1,024	$861	$542	$469	$1	$4,863

Segment Realignment	(71)		71				—

Recasted Revenue (GAAP)	$1,895	$1,024	$932	$542	$469	$1	$4,863

	Operating Income											Income	Diluted EPS
			Fire	Electrical			Total	Interest				from	from
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Expense,	Other	Income	Minority	Continuing	Continuing
	Worldwide	Control	Services	Products	Products	and Other	Income	net	Expense, net	Taxes	Interest	Operations	Operations

As Previously Reported (GAAP)	$222	$143	$77	$72	$54	$(126)	$442	$(90)	$0	$(79)	$(1)	$272	$0.56

Segment Realignment	(2)		2				—					—	—

As Reported (GAAP)	$220	$143	$79	$72	$54	$(126)	$442	$(90)	$0	$(79)	$(1)	$272	$0.56

Restructuring charges in cost of sales and SG&A				2	1	3	6			(2)		4	0.01

Class action settlement, net

Separation costs						(5)	(5)	23		(14)		4	0.01

Restructuring and asset impairment charges, net	10		2	1	25	(1)	37			(7)		30	0.06

Goodwill impairment

Tax items										1		1	0.00

Voluntary Replacement Program

Reserve adjustment						(9)	(9)			3		(6)	(0.01)

Legacy legal items						20	20					20	0.04

Total Before Special Items	$230	$143	$81	$75	$80	$(118)	$491	$(67)	$0	$(98)	$(1)	$325	$0.67

Diluted Shares Outstanding	489
Diluted Shares Outstanding - Before Special Items	489